POWER OF ATTORNEY
       The undersigned, as a Section 16 reporting person of Riverbed Technology, Inc. (the "Company"), hereby constitutes and appoints Brett Nissenberg, Ryan Damon, Wendy Jennings, Kristi English and
David Segre, the undersigned's true and lawful attorneys-in-fact to:
1.	complete and execute Forms ID, 3, 4 and 5 and other forms
and all amendments thereto as such attorneys-in-fact shall
in their discretion determine to be required or
advisable pursuant to Section 16 of the Securities Exchange
Act of 1934 (as amended) and the rules and regulations
promulgated thereunder, or any successor laws and
regulations, as consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;
and
2.	do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.
       The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of March, 2013.


Signature:  /s/ Kimberly S. Stevenson
Print Name: Kimberly S. Stevensongned writing delivered to t